Exhibit 8.1

LIST OF SUBSIDIARIES

List of our subsidiaries:

Subsidiaries	Total Capital	Voting Capital	Country of Incorporation	Activity

Petrobras International Braspetro - PIB BV (i)	100.00%	100.00%	Netherlands	Several (ii)
Petrobras Transporte S.A. – Transpetro	100.00%	100.00%	Brazil	RT&M
Petrobras Logística de Exploração e Produção S.A. – PB-LOG	100.00%	100.00%	Brazil	E&P
Petrobras Gás S.A. – Gaspetro	51.00%	51.00%	Brazil	Gas & Power
Petrobras Biocombustível S.A.	100.00%	100.00%	Brazil	Corporate, others
Araucária Nitrogenados S.A.	100.00%	100.00%	Brazil	Gas & Power
Termomacaé S.A.	100.00%	100.00%	Brazil	Gas & Power
Braspetro Oil Services Company - Brasoil (i)	100.00%	100.00%	Cayman Islands	Corporate, others
Breitener Energética S.A.	93.66%	93.66%	Brazil	Gas & Power
Termobahia S.A.	98.85%	98.85%	Brazil	Gas & Power
Baixada Santista Energia S.A.	100.00%	100.00%	Brazil	Gas & Power
Petrobras Comercializadora de Energia Ltda. - PBEN	100.00%	100.00%	Brazil	Gas & Power
Fundo de Investimento Imobiliário RB Logística - FII	99.20%	99.20%	Brazil	E&P
Procurement Negócios Eletrônicos S.A.	72.00%	72.00%	Brazil	Corporate, others
5283 Participações Ltda.	100.00%	100.00%	Brazil	Corporate, others
Transportadora Brasileira Gasoduto Bolívia - Brasil S.A. - TBG	51.00%	51.00%	Brazil	Gas & Power
Refinaria de Mucuripe S.A. (iii)	100.00%	100.00%	Brazil	RT&M
Refinaria de Manaus S.A. (iii)	100.00%	100.00%	Brazil	RT&M
Paraná Xisto S.A. (iii)	100.00%	100.00%	Brazil	RT&M
Refinaria Mataripe (iii)	100.00%	100.00%	Brazil	RT&M

Joint Operations	Total Capital	Voting Capital	Country of Incorporation	Activity
Fábrica Carioca de Catalizadores S.A. - FCC	50.00%	50.00%	Brazil	RT&M
Ibiritermo S.A.	50.00%	50.00%	Brazil	Gas & Power

Consolidated Structured Entities	Total Capital	Voting Capital	Country of Incorporation	Activity
Charter Development LLC – CDC	0.00%	0.00%	U.S.	E&P
Companhia de Desenvolvimento e Modernização de Plantas Industriais – CDMPI	0.00%	0.00%	Brazil	RT&M
Fundo de Investimento em Direitos Creditórios Não-padronizados do Sistema Petrobras	0.00%	0.00%	Brazil	Corporate, others

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(i) Companies abroad with financial statements prepared in foreign currencies.

(ii) Cover segments abroad in E&P, RT&M, Gas & Power segments.

(iii) Companies legally established, with capital contributions of US$58 thousand.